                                                                  Exhibit (a)(3)

                            HUNT MANUFACTURING CO.
                        NOTICE OF GUARANTEED DELIVERY
                               OF COMMON SHARES

   This form or a facsimile hereof must be used to accept the Offer (as defined below) if:

       (a) certificates for common shares, par value $.10 per share ("Shares"), of Hunt Manufacturing Co., a Pennsylvania corporation (the "Company"), are not immediately available; or

       (b) the procedure for book-entry transfer (set forth in Section 3 of the Company's Offer to Purchase, dated December 21, 1995 (the "Offer to Purchase") cannot be followed on a timely basis; or

       (c) time will not permit the Letter of Transmittal and all other required documents to be delivered to the depositary for the Offer (the "Depositary") before the Expiration Date (as defined in Section 1 of the Offer to Purchase).

   This form, properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                                     TO:
             AMERICAN STOCK TRANSFER & TRUST COMPANY, DEPOSITARY

 By Mail or Overnight Delivery:                           By Hand:

    American Stock Transfer                       American Stock Transfer
        & Trust Company                               & Trust Company
         40 Wall Street                                40 Wall Street
       New York, NY 10005                            New York, NY 10005

                          By Facsimile Transmission:
                                (718) 234-5001

                    Information and Confirm by Telephone:
                                (718) 921-8200

   DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN THOSE SHOWN ABOVE OR TRANSMISSION OF INSTRUCTIONS TO A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

   THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

LADIES AND GENTLEMEN:

   The undersigned hereby tenders to the Company, at a price of $17 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged,____________ Shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.__________________ (insert no. of shares)

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                                   ODD LOTS
               (SEE INSTRUCTION 7 OF THE LETTER OF TRANSMITTAL)

     To be completed ONLY if Shares are being tendered by or on behalf of a person who beneficially owned as of the close of business on December 15, 1995, and who will continue to own beneficially until the Expiration Date, an aggregate of fewer than 100 Shares (including Shares held pursuant to the Company's Savings Plan).
    The undersigned either (check one box):
[ ] was the beneficial owner as of the close of business on December 15, 1995, and will continue to be the beneficial owner until the Expiration Date, of an aggregate of fewer than 100 Shares, and is tendering all such Shares, or
[ ] is an "Eligible Institution" that (i) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and
    (ii) believes, based upon representations made to it by each such beneficial owner, that each such beneficial owner beneficially owned as of the close of business on December 15, 1995, and will continue to own beneficially until the Expiration Date, an aggregate of fewer than 100 Shares, and is tendering all such Shares.

 Number of Shares tendered:_____________________________________________

 Certificate Nos. (if available):_______________________________________

 If Shares will be delivered by book-entry transfer:____________________

 Name of Tendering Institution:_________________________________________


 Account No.:___________________________________________________________

 at:____________________________________________________________________

[ ] The Depository Trust Company
[ ] Midwest Securities Trust Company
[ ] Philadelphia Depository Trust Company

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                       CONDITIONAL TENDER INSTRUCTIONS

   A tendering shareholder may condition his tender of Shares upon the purchase by the Company of a specified minimum number of the Shares tendered hereby, all as described in the Offer to Purchase, particularly in
 Section 3 thereof. Unless at least such minimum number of Shares is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered hereby will be purchased. It is the tendering shareholder's responsibility to calculate such minimum number of Shares, and each shareholder is urged to consult his or her own tax advisor with respect to the possible consequences of electing, or failing to elect, a conditional tender of Shares. Unless this box has been completed and a minimum specified, the tender will be deemed unconditional.

 [ ] the tender of Shares by the Undersigned is conditioned upon the purchase by the Company of a specified minimum.

 Minimum number of Shares that must be purchased, if any are purchased:

    ------Shares


 -----------------------------              ------------------------------
            SIGN HERE                           (Name(s))  (Please Print)

------------------------------              ------------------------------
         (Signature(s))                                 (Address)

------------------------------              -------------------------------
         (Signature(s))                                (Zip Code)

                                            -------------------------------
                                              (Area Code and Telephone No.)

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

                                  GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, an "Eligible Institution," guarantees that (a) the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) such tender of Shares complies with Rule 14e-4 and (c) the Depositary will receive either the stock certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of the book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, the Midwest Securities Trust Company or the Philadelphia Depository Trust Company, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and any other required documents, all within five New York Stock Exchange trading days after the date of execution of this notice.

--------------------------                   -------------------------------
    NAME OF FIRM                                  AUTHORIZED SIGNATURE

--------------------------                   -------------------------------
                                                         TITLE
--------------------------
        ADDRESS

--------------------------                   -------------------------------
       ZIP CODE                                    NAME (PLEASE PRINT)

--------------------------
  AREA CODE AND TEL. NO.          Date: ____________________________________

   DO NOT SEND STOCK CERTIFICATES WITH THIS FORM. YOUR STOCK CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

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